Exhibit 4.2

iMedia Brands, Inc.

and

U.S. Bank National Association,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 28, 2021

to the Indenture dated as of September 28, 2021

8.50% Senior Notes due 2026

i

ii

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 28, 2021, between iMedia Brands, Inc., a Minnesota corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of even date herewith (the “Base Indenture,” together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Debt Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture to establish the form of any Debt Security, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this First Supplemental Indenture, pursuant to Section 201 of the Base Indenture, to establish the form and, pursuant to Section 301 of the Base Indenture, to provide for the issuance of a series of its senior notes designated as its 8.50% Senior Notes due 2026 (the “Notes”), in an initial aggregate principal amount of $80,000,000, which are a series of Debt Securities as referred to in Section 301 of the Base Indenture;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the Company and all things necessary have been done by the Company to make this First Supplemental Indenture, when executed and delivered by the Company, a valid and binding supplement to the Indenture and agreement of the Company;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture, the valid and binding obligations of the Company; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution and delivery of this First Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1
APPLICATION OF FIRST SUPPLEMENTAL INDENTURE

Section 1.1     Application of First Supplemental Indenture.

Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes, and any such provisions shall not be deemed to apply to any other Debt Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2
DEFINITIONS

Section 2.1     Certain Terms Defined in the Base Indenture.

For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

Section 2.2     Definitions.

For the benefit of the Holders of the Notes, the following terms shall have the meanings set forth in this Section 2.2:

“Additional Notes” has the meaning specified in Section 3.2(b) of this First Supplemental Indenture.

“Authorized Officers” has the meaning specified in Section 7.8 of this First Supplemental Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Base Indenture, as supplemented by this First Supplemental Indenture.

“Event of Default,” as used in the Base Indenture and this First Supplemental Indenture, has the meaning specified in Section 6.2 of this First Supplemental Indenture.

“Global Notes” means the Notes in the form of Global Securities issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Initial Notes” has the meaning specified in Section 3.2(b) of this First Supplemental Indenture.

“Instructions” has the meaning specified in Section 7.8 of this First Supplemental Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Mandatory Redemption Event” means a failure by the Company or any subsidiary to acquire all outstanding shares of capital stock of 123tv Invest GmbH and 123tv Holding GmbH within 180 days after the issue date of the Initial Notes.

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

ARTICLE 3
FORM AND TERMS OF THE NOTES

Section 3.1     Form and Dating.

(a)            Forms. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by one of the Persons set forth in Section 303 of the Base Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $25 and integral multiples of $25 in excess thereof.

(b)            Note Terms and Notations. The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c)            Global Notes. The Notes shall be issued initially in the form of fully registered Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with, and the Company has initially appointed as Depositary, The Depository Trust Company, New York, New York or its custodian and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company and authenticated by the Trustee.

(d)            Book-Entry Provisions. This Section 3.1(d) shall apply only to the Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 3.1(d), authenticate and deliver the Global Notes that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be delivered by the Trustee to the Depositary or its custodian.

(e)            Security Registrar and Paying Agent. The Company initially appoints the Trustee as Security Registrar under the Indenture and as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and the Corporate Trust Office of the Trustee is hereby designated as the Place of Payment where the Notes may be presented for payment.

Section 3.2     Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a)            Title. The Notes shall constitute a series of Debt Securities having the title “8.50% Senior Notes due 2026.”

(b)            Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $80,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture). The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and terms as to status, redemption or otherwise (except for the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that shall constitute a single fungible series with the Initial Notes. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires.

(c)            Maturity Date. The entire outstanding principal amount of the Notes shall be payable on September 30, 2026 (the “Maturity Date”).

(d)            Interest Rate. The rate at which the Notes shall bear interest shall be 8.50% per annum; the date from which interest shall accrue on the Notes shall be September 28, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 31, June 30, September 30 and December 31 of each year and on the Maturity Date, beginning on December 31, 2021; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered (which shall initially be the Depositary) at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date; interest payable on the Maturity Date will be paid to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered on the Maturity Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the Corporate Trust Office of the Trustee; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

(e)            Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in United States Dollars.

(f)            Sinking Fund. The Notes are not subject to any sinking fund.

(g)            Additional Interest. At the Company’s election, the sole remedy with respect to an Event of Default due to a failure to comply with reporting requirements under the Trust Indenture Act or under Section 5.2 of this First Supplemental Indenture, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes, by a notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company chooses to pay such additional interest, the Company must notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first Business Day following the Event of Default.

Section 3.3     Optional Redemption.

(a)            The Notes shall be redeemable as a whole or in part, at any time and from time to time at the Company’s option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to 25.75 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the Redemption Date. Such notice may be conditioned upon the consummation of a financing the proceeds of which are to be utilized to effect the applicable redemption.

(b)            Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Section 3.4     Mandatory Redemption.

(a)            Upon the occurrence of a Mandatory Redemption Event with respect to the Notes, the Outstanding Notes shall be subject to mandatory redemption, in whole but not in part, within 45 days after the occurrence of the Mandatory Redemption Event at a price equal to $25.50 per Note, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(b)            Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Section 3.5     Notice and Method of Redemption.

(a)            The provisions of Article Eleven of the Base Indenture, as amended and supplemented by the provisions of this First Supplemental Indenture, shall apply to the redemption of the Notes.

(b)            If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of the Depositary or its nominee will be selected by the Depositary in accordance with the Depositary’s applicable procedures.

ARTICLE 4
DEFEASANCE AND COVENANT DEFEASANCE

Section 4.1     Applicability of Sections 402 and 403 and Article Fifteen of the Base Indenture.

Sections 402 and 403 and Article Fifteen of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Sections 402 and 403 and Article Fifteen of the Base Indenture, all references to Section 402 in Section 401 of the Base Indenture shall, with respect to the Notes, be deemed to be references to Section 4.6 of this First Supplemental Indenture, and all references in the Base Indenture to Article Fifteen thereof shall, with respect to the Notes, be deemed to be references to this Article 4.

Section 4.2     Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option, effect defeasance of the Notes under Section 4.3 of this First Supplemental Indenture, or covenant defeasance under Section 4.4 of this First Supplemental Indenture in accordance with this Article 4.

Section 4.3     Defeasance and Discharge. Upon the Company’s exercise of the option applicable to this Section 4.3 with respect to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 4.5 of this First Supplemental Indenture are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.6 of this First Supplemental Indenture and the other Sections of the Base Indenture and this First Supplemental Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of the Outstanding Notes to receive, solely from the trust fund described in Section 4.5 of this First Supplemental Indenture and as more fully set forth in such Section 4.5, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes under Sections 304, 305 and 306 and Article Ten of the Base Indenture and Article 5 of this First Supplemental Indenture and such obligations as shall be ancillary thereto, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture including, without limitation, Section 607 of the Base Indenture and the penultimate paragraph of Section 4.6 of this First Supplemental Indenture and (iv) this Article 4. Subject to compliance with this Article 4, the Company may exercise its option under this Section 4.3 notwithstanding the prior exercise of its option under Section 4.4 of this First Supplemental Indenture with respect to the Notes.

Section 4.4     Covenant Defeasance. Upon the Company’s exercise of the option applicable to this Section 4.4 with respect to the Notes, the Company shall be released from its obligations under Article Ten of the Base Indenture and Article 5 of this First Supplemental Indenture with respect to the Notes on and after the date the conditions set forth in Section 4.5 of this First Supplemental Indenture are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration of Holders (and the consequences of any thereof) in connection with the covenants in Article Ten of the Base Indenture and Article 5 of this First Supplemental Indenture, but shall continue to be deemed “Outstanding” for all other purposes under the Indenture. For this purpose, covenant defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenant in Article Ten of the Base Indenture and Article 5 of this First Supplemental Indenture and such omission to comply shall not constitute a Default or an Event of Default under Section 6.2 of this First Supplemental Indenture or otherwise, as the case may be, but, except as specified above, the remainder of the Indenture and the Notes shall be unaffected thereby.

Section 4.5     Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 4.3 or Section 4.4 of this First Supplemental Indenture to the Notes:

(a)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 of the Base Indenture who shall agree to comply with the provisions of this Article 4 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) an amount in U.S. dollars or (B) Eligible Instruments, which through the scheduled payment of principal (and premium, if any) and interest in respect thereof in accordance with the terms of the Notes will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, under the Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, an investment bank or an appraisal firm, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Eligible Instruments to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 of the Base Indenture, a notice of its election to redeem all or any portion of the Notes at a future date in accordance with the terms of the Notes, Article Eleven of the Base Indenture and Section 3.5 of this First Supplemental Indenture, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b)            No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as the provisions of clause (4) of Section 6.2 of this First Supplemental Indenture are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)            Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

(d)            In the case of an election under Section 4.3 of this First Supplemental Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this First Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such defeasance had not occurred.

(e)            In the case of an election under Section 4.4 of this First Supplemental Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such covenant defeasance had not occurred.

(f)            The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 4.3 of this First Supplemental Indenture or the covenant defeasance under Section 4.4 of this First Supplemental Indenture (as the case may be) have been complied with.

(g)            The Company shall have delivered to the Trustee an Officers’ Certificate stating that such defeasance or covenant defeasance shall not cause the Notes, if then listed on any registered national securities exchange under the Exchange Act, to be delisted from such exchange.

(h)            Such defeasance or covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act, unless such trust will be registered under the Investment Company Act or exempt from registration thereunder.

(i)            Such defeasance or covenant defeasance must not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

Section 4.6     Deposited Money and Eligible Instruments to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 1003 of the Base Indenture, all money and Eligible Instruments (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.6, the “Trustee”) pursuant to Section 4.5 of this First Supplemental Indenture or Section 401 of the Base Indenture in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Eligible Instruments deposited pursuant to Section 4.5 of this First Supplemental Indenture or Section 401 of the Base Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes. Notwithstanding anything to the contrary contained herein, the foregoing sentence shall survive the termination of this First Supplemental Indenture and the earlier resignation or removal of the Trustee.

Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Eligible Instruments (or other property and any proceeds therefrom) held by it as provided in Section 4.5 of this First Supplemental Indenture or Section 401 of the Base Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article 4.

Section 4.7     Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.6 of this First Supplemental Indenture with respect to the Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.3 or 4.4 of this First Supplemental Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.6 of this First Supplemental Indenture; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, on the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 5
CERTAIN COVENANTS

The following covenants shall be applicable to the Notes for so long as any of the Notes are Outstanding. Except as expressly stated in this Article, however, nothing in this Article will affect the Company’s rights or obligations under any other provision of the Base Indenture or this First Supplemental Indenture.

Section 5.1     Merger, Consolidation or Sale of Assets.

Section 801 of the Base Indenture shall not apply to the Notes. The provisions set forth in this Section 5.1 shall, with respect to the Notes, supersede in their entirety Section 801 of the Base Indenture, and all references in the Base Indenture to Section 801 shall, with respect to the Notes, be deemed to be references to this Section 5.1.

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned subsidiary of the Company into the Company) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in one transaction or series of related transactions unless:

(a)            the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(b)            the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes Outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

(c)            immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default shall have occurred and be continuing; and

(d)            in the case of a merger or consolidation where the Surviving Person is other than the Company or such a sale, transfer, lease, conveyance or disposition, the Company, the Surviving Person or the entity (if other than the Company) to which such sale, transfer, lease, conveyance or disposition is made, shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.1 and that all conditions precedent in the Indenture relating to such transaction have been complied with.

Section 5.2     Reporting.

The provisions of Section 704 of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to Holders and the Trustee, for the period of time during which the Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with generally accepted accounting principles, as applicable.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 5.2 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 5.3     Payment of Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, except where the failure to do so would not be reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

ARTICLE 6
REMEDIES

Section 6.1     Applicability of Article Five of the Base Indenture.

Article Five of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Article Five of the Base Indenture, and all references in the Base Indenture to Article Five thereof shall, with respect to the Notes, be deemed to be references to this Article 6. References in the Base Indenture to Sections 501(1), 501(2), 501(4), 501(5) and 501(6) of the Base Indenture shall be deemed to be references to Sections 6.2(1), 6.2(2), 6.2(3), 6.2(4) and 6.2(5), respectively, of this First Supplemental Indenture.

Section 6.2     Events of Default.

“Event of Default” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)            default in the payment of the principal of any Note when due and payable;

(3)            default in the performance, or breach, of any covenant of the Company in the Indenture with respect to the Notes, and continuance of such default or breach for a period of 60 days after there has been sent to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)            the entry by a court having jurisdiction in the premises of (A) a final decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a final decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such final decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days following the entry of such final decree or order; or

(5)            the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 6.3     Acceleration of Maturity; Rescission and Annulment.

(a)            If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.2 of this First Supplemental Indenture) with respect to the Notes at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount, together with accrued and unpaid interest, if any, of all of the Notes, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 6.2 of this First Supplemental Indenture with respect to Notes at the time Outstanding occurs, the principal amount of all of the Outstanding Notes shall be immediately due and payable, together with accrued and unpaid interest, if any, without any declaration or other act on the part of the Trustee or any Holder of any Note.

(b)            At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)            all overdue interest on all Notes,

(B)            the principal of (and premium, if any, on) any Note which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Note,

(C)            to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)            all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.14 of this First Supplemental Indenture.

(c)            No such rescission of a declaration of acceleration shall affect any subsequent default or impair any right consequent thereon.

(d)            Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to the Notes, all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Notes entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the preceding sentence, in which event a new record date shall be established pursuant to the provision of this Section 6.3.

Section 6.4     Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)            The Company covenants that if:

(1)            default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

(2)            default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof; or

(3)            default is made in the deposit of any sinking fund payment, when and as due by the terms of a Note;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

(c)            If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.5     Trustee May File Proofs of Claim.

(a)            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

(3)            Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture.

(b)            Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(c)            The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 6.6     Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.7     Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under the Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 607 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 6.8     Limitation of Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)            the Holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)            such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 6.9     Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.10     Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.11     Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities in Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12     Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.13     Control by Holders.

(a)            The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that,

(1)            such direction shall not be in conflict with any rule of law or with the Indenture, nor subject the Trustee to a risk of personal liability in respect of which the Trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action, and

(2)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

(b)            Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by or that might be caused by taking or not taking such action.

(c)            Upon receipt by the Trustee of any such direction with respect to Notes all or part of which is represented by a Global Security, the Trustee may establish a record date for determining Holders of Outstanding Notes entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.13.

Section 6.14     Waiver of Past Defaults.

(a)            The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to the Notes and its consequences, except a default:

(1)            in the payment of the principal of (or premium, if any) or interest on any Note which has become due otherwise than by a declaration of acceleration under Section 6.3 of this First Supplemental Indenture and interest thereon at the rate or rates prescribed therefor in the Notes, or

(2)            in respect of a covenant or provision hereof which under Article Nine of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note.

(b)            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.15     Undertaking for Costs.

Each party to the Indenture agrees, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.15 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

Section 6.16     Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
MISCELLANEOUS

Section 7.1     Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded from this First Supplemental Indenture, as the case may be.

Section 7.2     New York Law to Govern.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.3     Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.4     Severability.

If any provision of this First Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

Section 7.5     Ratification.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 7.6     Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 7.7     Trustee Makes No Representation.

The recitals and statements contained herein and in the Notes are made solely by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this First Supplemental Indenture or the Notes. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted to be taken by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this First Supplemental Indenture, except that the standard of care applicable to each agent, custodian and any other Person employed to act hereunder shall be that of gross negligence and willful misconduct.

Section 7.8     Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Base Indenture, as supplemented by this First Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

IMEDIA BRANDS, INC.

By:	/s/ Timothy A. Peterman
Name: Timothy A. Peterman
Title: Chief Executive Officer

[Signature Page to iMedia Brands, Inc. First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

[Signature Page to iMedia Brands, Inc. First Supplemental Indenture]

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IMEDIA BRANDS, INC.
8.50% Senior Note due 2026

No.	Principal Amount

CUSIP No. 452465 305	$[______]

ISIN No. US4524653056

iMedia Brands, Inc., a Minnesota corporation (hereinafter called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Dollars (U.S. $[________]) on September 30, 2026 (the “Maturity Date”) and to pay interest thereon from September 28, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 in each year and on the Maturity Date (each an “Interest Payment Date”), beginning on December 31, 2021 at the rate of 8.50% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date; interest payable on the Maturity Date will be paid to the Persons in whose names the Notes the Notes (or one or more Predecessor Securities) are registered on the Maturity Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-Business Day, the applicable interest payment will be made on the next Business Day and no additional interest will accrue as a result of such delayed payment.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

This Note is one of the duly authorized series of Debt Securities of the Company, designated as the Company’s 8.50% Senior Notes due 2026,” initially limited to an aggregate principal amount of $80,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of September 28, 2021, between the Company and U.S. Bank National Association, as trustee (hereinafter referred to as the “Trustee”), as supplemented by the First Supplemental Indenture hereto, dated as of September 28, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The Company may redeem the Notes as a whole or in part, at any time and from time to time at the Company’s option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to 25.75 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per Note, plus accrued and unpaid interest to, but excluding, the Redemption Date. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the Redemption Date.

Upon the occurrence of a Mandatory Redemption Event with respect to the Notes, the Outstanding Notes shall be subject to mandatory redemption, in whole but not in part, within 45 days after the occurrence of the Mandatory Redemption Event at a price equal to $25.50 per Note, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

The Notes are not subject to any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of and interest on this Note at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Note shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or for exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Eligible Instruments sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature (which may be scanned, photocopied or faxed or otherwise signed electronically (including by DocuSign or Adobe Sign)) of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

IMEDIA BRANDS, INC.

By:
Name: Timothy A. Peterman
Title: Chief Executive Officer

[Signature Page to iMedia Brands, Inc. Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name: Title:

[Authentication Certificate to iMedia Brands, Inc. Global Note]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants	UNIF GIFT MIN ACT - . . .Custodian
in common	(Cust) (Minor)

TEN ENT - as tenants by	Under Uniform Gifts to
the entireties	Minor Act

JT TEN - as joint tenants
with right of
survivorship and
not as tenants in
common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Assignee’s legal name)

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address including postal zip code of Assignee)

the within Note of IMEDIA BRANDS, INC. and does hereby irrevocably constitute and appoint attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

[NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]